EXHIBIT 10.15

AMENDMENT #1 TO THE

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF February 9, 2018, BUT EFFECTIVE

NOVEMBER 1, 2017

BY AND BETWEEN

TPT GLOBAL TECH, INC.

AND

HOLLYWOOD RIVIERA LLC

HRS MOBILE LLC

AND THEIR

MEMBERS

1

AMENDMENT #1 TO THE

ACQUISITION AND PURCHASE AGREEMENT

This AMENDMENT, dated as of February 9, 2018 but effective November 1, 2017, (the "Amendment #1"), is by and between TPT Global Tech, Inc. ("TPTG" or “Purchaser”), a Florida Corporation and the Members of Hollywood Riviera Studio LLC and HRS Mobile LLC (“Members” as originally defined) and Hollywood Riviera Studios, LLC, a California Limited Liability Company (“HRS”), HRS Mobile LLC, a California Limited Liability Company (”HRS Mobile”).

WHEREAS, the Purchaser, HRS and HRS Mobile entered into an Acquisition and Purchase Agreement dated as of November 1, 2017, (“the Agreement”), by and between TPTG and HRS, HRS Mobile and their Members;

WHEREAS, TPTG has proposed that HRS Mobile and HRS agree to amend the Agreement to close the transaction and accept a promissory note in lieu of the cash consideration;

WHERAS, HRS Mobile and the HRS Mobile Members have declined the proposal and instead have given timely notice of termination of the Agreement and TPTG has agreed to accept the termination with respect to HRS Mobile only;

WHEREAS, HRS and the HRS Members (also called the “HRS Sellers”) have agreed to the TPTG proposal to amend the Agreement by among other things agreeing to close the transaction and accept a promissory note in lieu of the cash consideration;

NOW, THEREFORE, TPTG and HRS, HRS Mobile and their Members, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree to amend the Agreement to exclude HRS Mobile from the Agreement such that any reference to HRS Mobile is eliminated and that Members is now defined as the Members of HRS only, that Purchased Interests is now defined as those membership interests of HRS only outlined on amended Exhibit A included herein and that consideration references in Section 1.01 and other relevant provisions are amended as follows:

AMENDMENT

The Parties hereby amend the specific provisions of the Agreement set forth below. All other terms and conditions of the Agreement shall not be modified in this Amendment #1 and shall remain in full force and effect and be considered incorporated herein as part of Amendment #1. To the extent of any conflict between the provisions of this Amendment and the Agreement, this Amendment shall take precedence.

2

PARTIES

The Agreement is hereby amended to exclude HRS Mobile from the Agreement such that any reference to HRS Mobile is eliminated moving forward and that “Members” is now defined as the Members of HRS only, that “Purchased Interests” is now defined as those membership interests of HRS only, as set forth on amended Exhibit A attached hereto, and “Sellers” is now defined only as the HRS Members and HRS.

ARTICLE I
THE CONSIDERATION

SECTION 1.01 Purchase and Sale of Purchased Interests. On the terms and subject to the conditions set forth in this Agreement, the Members agree to sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, all of the Purchased Interests as further specified in Exhibit A.

SECTION 1.02 Consideration for Acquisition. The consideration deliverable at or before the Closing (as herein defined) by TPTG to the Members in consideration for all the Purchased Interests is as follows:

a)	Deposit. Sellers shall waive the otherwise required deposit.

b)                  Stock. The Purchaser shall issue 3,038,148 shares of restricted Common Stock of TPTG with the rights and privileges equal to the Common Stock of TPTG, and will include such shares in TPTG’s Form S-1 filed, but waiting effectiveness, with the Securities and Exchange Commission (“S-1”)(“Stock”) to the to the persons and in the amounts specified on Exhibit 1.02(b)-ii. The Stock shall be registered as part of the S-1 and shall be freely tradeable upon the effective date of the S-1, with restrictions removed at the expense of TPTG, in order to facilitate the public sale or other disposition of the Stock in the same manner and subject to no additional or different restrictions as all other shares of TPTG Common Stock previously registered or being registered through the S-1.

c)                  Promissory Note. In lieu of cash at Closing, Members and HRS will receive a promissory note in the amount of one million nine hundred sixty-five thousand dollars ($1,965,000) plus interest at the rate of three percent (3%) per annum in the form attached hereto as Exhibit C (“Note”). The Note shall be secured by a security interest in the Member Interests of HRS as set forth in Sub-Section (i) below and a security interest in the assets of HRS as set forth in Sub-Section (ii) below. Said promissory Note shall be paid as follows: (i) an initial $100,000 paid to HRS for working capital and to pay down current HRS debt out of anticipated proceeds of the planned TPTG private placement which is intended to close within three (3) months of signing this Amendment and TPTG will make best efforts in that regard; and (ii) the remaining balance ($1,865,000 assuming the payment from the private placement) plus accrued interest to be paid in full no later than the earlier of the closing of a public offering of TPTG stock (different from the referenced private placement above) or eighteen (18) months after the Closing Date .

i.                        Security Interest in Member Interests. Together with the Closing, Purchaser shall grant to Seller a security interest in the Member Interests to secure Purchaser’s obligations under the Note and the Agreement (the “TPTG Obligations”), and shall execute a Member Interest Pledge Agreement substantially in the form attached hereto as Exhibit D.  Purchaser agrees that

3

following Closing, HRS shall remain and be operated as a separate, wholly-owned subsidiary of Purchaser, with separate revenue, profit and loss responsibilities and allocations and shall be fully owned by TPTG but managed by the HRS Sellers and the HRS Manager in accord with the terms of the Agreement, the Stock Pledge Agreement and the existing Operating Agreement.  Further, Purchaser shall not transfer or encumber its legal or beneficial interest in the Membership Interests (or agree to do so) and shall retain all of the HRS assets within HRS (except for sales, transfers and other dispositions made in the ordinary course of business with the approval of the HRS Sellers and Manager) until such time as the TPTG Obligations have been paid in full, fully satisfied, and otherwise fulfilled by Purchaser, unless otherwise agreed in writing by the Sellers. Further, HRS shall not make any allocations or profit distributions other than in the ordinary course which shall, if made, be applied against the amount due under the Note. Without limiting the foregoing, in order to protect the HRS Sellers, Purchaser also agree to the covenants set forth in Exhibit 1.02(c)(i).

ii.                        Security Interest in the Assets of HRS.  Together with the Closing, TPTG shall grant to Seller a first security interest in the assets of HRS, subject only to the liens of record on the Closing Date, to secure performance of the TPTG Obligations, and shall execute a Security Agreement substantially in the form attached hereto as Exhibit E.  The Purchaser acknowledges and agrees that under the terms of the Stock Pledge Agreement, the HRS Sellers will receive covenants with respect to HRS, including the covenants set forth in Exhibit 1.02(c)(i) and otherwise in the Agreement and this Amendment. Until all TPTG Obligations are paid in full, satisfied and fulfilled, unless otherwise agreed in writing by the HRS Sellers,   Purchaser and Sellers agree to: (i) to operate the business and dispose of its assets only in the ordinary course of business; (ii) not to sell, transfer, lease or otherwise dispose of any HRS assets or any interest therein, or permit or suffer any other person to acquire any interest in any HRS asset other than in the ordinary course of business; (iii) to keep the assets of HRS free and clear of all liens except of record on the Closing Date; (iv) not to agree to do any of (i)-(iii), as well as the additional covenants set forth in Exhibit 1.02(c)(i).

ARTICLE III
CLOSING

SECTION 3.01 – Closing. With respect to the Purchaser, HRS and the HRS Members only, the Closing shall be deemed to have occurred November 1, 2017 (“Closing”).

ARTICLE VIII
CONDITIONS OF THE CLOSING AND POST-CLOSING COVENANTS OF TPTG

Section 8.02 Additional Conditions of Obligations of TPTG

TPTG hereby waives any additional conditions set forth in the Agreement.

Section 8.03 Additional Conditions of Obligations of Sellers

Without limiting existing conditions of Closing, the obligation of the Sellers to consummate and close the transactions contemplated by this Agreement are subject to the fulfillment of all of the following additional or amended conditions at or prior to the date of this Amendment (“Covenant Date”):

4

(a)           The representations and warranties of Purchaser contained in the Agreement shall be true and correct in all material respects on the Covenant Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, including delivery of Financial Statements through the most-recent respective year-end, quarter-end and month-end.

(b)           Purchaser shall have performed and complied with all covenants, conditions and obligations of this Agreement required to be performed or complied with by Purchaser on or before the Closing Date and the Covenant Date.

(c)           Purchaser shall have delivered to Seller a certificate executed by the President of Purchaser to the effect that, as of the Covenant Date: (i) all representations and warranties made by Purchaser under the Agreement were true and complete as of the Closing Date and remained true as of the Covenant Date as if made as of each date, and (ii) all covenants, obligations and conditions of this Agreement to be performed by Purchaser on or before such dates have been so performed.

END OF AMENDMENT 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to be duly executed on the 9th day of February 2018.

5

SCHEDULE OF EXHIBITS & SCHEDULES

Exhibit	Document

A	HRS Members

1.02 (b)-i	[Not used]

1.01 (b)-ii	Persons Receiving Common Shares

1.02(c)	Allocation of Cash From Note

1.02(c)(i)	Covenants

B	[Not used]

C	Note

D	Pledge Agreement

E	Security Agreement
6

Exhibit A

HRS Members

Hollywood Riviera Studios LLC

Rolando Nichols	63.50%

Investors	36.50%

100%

There is no other capital ownership of Hollywood Riviera Studios

7

Exhibit 1.02(b)-ii

Persons Receiving Common Stock of TPTG

Members	Total Stock	Mailing Address

Rolando Nichols	1,729,224	21609 Marjorie Ave., Torrance, CA 90503
Ofelia de la Torre	197,480	4716 W. 149th St. Lawndale, CA 90260
Maria Dolores Nichols	151,907	4326 Flagship Ct. Las Vegas, NV 89121
Ramses Acosta	151,907	Ave Othon Alamada 242, COL Balderrama, Hermosillo, Sonora MX
Miguel Medina	151,907	2403 Marshalfield LN, Redondo Beach, CA 90278
Karlo and Fayad Palos	151,907	7019 3/4 W. Manchester Ave. Apt A, Los Angeles, CA 90045

Louie Saenz Erik Verduzco	75,954 75,954	8937 Fleetwing Ave. Los Angeles, CA 90045 P.O. Box 16376, Long Beach, CA 90806
Gabriela Barbarena	75,954	6001 Friends Ave. Whittier, CA 90601
Paul Julien	75,954	15243 N. 11th. Street. Phoenix Az. 85022
Jaime Hernandez	100,000	565 E. Arrow Hwy. Pomona Ca. 91767
Sue Berry	50,000	2633 Lincoln Blvd. #430 Santa Monica Ca. 90405
Chad Eumura	50,000	15515 Manhattan Place. Gardena Ca. 90249

Total:	3,038,148

8

Exhibit 1.02(c)

Allocation of Cash From Note

Hollywood Riviera Studios LLC

SBA Loan	$565,000*
Cash Consideration to Members	$730,000 (plus all additional proceeds)*
Other Debt	$670,000*

Total	$1,965,000**

* All numbers approximate

** Total aggregate of cash consideration to be used for cash payments and retirement of debt is fixed at $1,965,000, but may be reallocated by Sellers at any time prior to payment in full of Note based on changes to loan balances etc.

9

EXHIBIT 1.02(c)(i)

Until all TPTG Obligations are paid in full, satisfied and fulfilled, TPTG hereby covenants and agrees with each of the individual HRS Sellers (“HRS Sellers”) that it shall not, without approval of a majority in interest of the HRS Sellers and the current Manager of HRS, cause HRS to (or otherwise agree to cause HRS to):

(i)	remove the Manager or elect a new Manager if the current Manager dies, becomes incapacitated, resigns or otherwise is terminated;

(ii)	issue any new Membership Interests or Units, or agree to do so;

(iii)	amend or in any other way alter the current Operating Agreement;

(iv)	make any allocation or distribution of profits or other monies other than to pay down current HRS debt;

(v)	dissolve or otherwise terminate the HRS business or HRS;

(vi)	transfer any of the Membership Interests being purchased, or agree to do so;

(vii)	establish a subsidiary;

(viii)	make any loan or advance to any other entity other than trade receivables incurred in the ordinary course of business;

(ix)	make any loan or advance to any person, including, without limitation, any employee or director of HRS or TPTG or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee option plan approved by the HRS Sellers and the Manager of HRS;

(x)	guarantee, directly or indirectly, any indebtedness except for trade accounts of HRS arising in the ordinary course of business;

(xi)	make any investment through the direct or indirect holding of securities in another entity;

(xii)	incur any aggregate indebtedness in excess of Ten Thousand Dollars ($10,000.00) that is not already included in an budget approved by the HRS Sellers and the HRS Manager other than trade credit incurred in the ordinary course of business;

10

(xiii)	otherwise enter into or be a party to any transaction with any director, officer or employee of TPTG or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act);

(xiv)	hire, terminate, or change the compensation of the Manager or other executive officers, including approving any option plans;

(xv)	change the principal business of HRS, enter new lines of business, or exit the current line of business; or

(xvi)	sell, transfer, license, pledge or encumber material assets, technology or intellectual property, other than licenses granted in the ordinary course of business.

11

EXHIBIT B

[NOT USED]

12

EXHIBIT C

Note

13

EXHIBIT D

Pledge Agreement

14

EXHIBIT E

Security Agreement

15